EXHIBIT 10.8


                       Positions of this exhibit have been
                        omitted and filed separately with
                     the Securities and Exchange Commission.
                         These positions are designated
                                  "[ * * * ]."



                             FIBER OPTIC ACCESS AND
                                LICENSE AGREEMENT

                               dated as of March 30, 2000

                                     between

                            CSX TRANSPORTATION, INC.
                     A VIRGINIA CORPORATION, FOR ITSELF AND
    AS OPERATOR FOR NEW YORK CENTRAL LINES LLC, A DELAWARE LIMITED LIABILITY COMPANY AND A WHOLLY-OWNED SUBSIDIARY OF CONSOLIDATED RAIL CORPORATION, A
                            PENNSYLVANIA CORPORATION

                                       and

                        PATHNET TELECOMMUNICATIONS, INC.,
                             a Delaware corporation

                                TABLE OF CONTENTS

ARTICLE                                                                     PAGE
   1.      Certain Definitions
   2.      License
   3.      Term
   4.      Exclusivity
   5.      Equity Consideration
   6.      Title Limits
   7.      Third Party Joint Facilities and Trackage Rights
   8.      Conduit (Innerduct); Fiber; and Capacity
   9.      Disclaimer

EXHIBIT SUMMARY
  Exhibit 1                             Form Build Supplement
  Exhibit 2                             Description of NYC and CSXT Corridor
  Exhibit 3                             Depiction of Radii Around Tier Cities
  Exhibit 4                             Designation of Tier Cities
  Exhibit 5                             Depiction of [* * *] and [* * *] Builds
  Exhibit 6                             Initial Designation of NYC Corridor
  Exhibit 7                             [* * *]

                    FIBER OPTIC ACCESS AND LICENSE AGREEMENT

     THIS FIBER OPTIC ACCESS AND LICENSE AGREEMENT (this "License Agreement") is made as of March 30, 2000 ("Effective Date"), by and between CSX TRANSPORTATION, INC., a Virginia corporation ("CSXT"), for itself and as operator for New York Central Lines LLC, a Delaware limited liability company ("NYC Lines") and a wholly owned subsidiary of Consolidated Rail Corporation, a Pennsylvania corporation (CSXT and NYC Lines, collectively, the "Railroad"), whose mailing address is 500 Water Street, Jacksonville, Florida 32202, and PATHNET TELECOMMUNICATIONS, INC., a Delaware corporation ("Pathnet"), whose mailing address is 1015 31st Street, N.W., Washington, D.C. 20007.

                                R E C I T A L S:

      A. Railroad is the owner or operator of a continuous right-of way (by fee, easement, license, operating agreement, joint use agreement or other interest) within certain real property upon which it operates an interstate rail transportation system, as shown on Railroad's current System Map (hereinafter referred to as the "Rail Corridor").

      B. Pursuant to the Contribution Agreement and Stockholder Agreement being executed in connection herewith, Pathnet desires to enter into an agreement with Railroad to permit Pathnet to install, market, sell and/or maintain a Fiber Optic Communication System, including Conduit (Innerduct), Cable, Optical Fibers and related equipment and structures, along, in and on up to [ * * * ] miles of Rail Corridor, along Segments of the Rail Corridor to be selected in accordance herewith.

     C. Pursuant to the Contribution Agreement and Stockholder Agreement being executed in connection herewith, Railroad is willing to transfer certain property interests to Pathnet in exchange for stock in Pathnet, provided that Pathnet accepts a license to use the selected Segments of the Rail Corridor subject to all of the terms and conditions of this License Agreements and the Right of Way Operating Agreement being entered into by and between Railroad and Pathnet concurrently herewith (hereinafter, the "Operating Agreement" and, together with this License Agreement, the "Agreements"), which Agreements provide, among other things, that (i) the license granted thereby shall be subject to the existing rights and interests of other parties, including, without limitation, [ * * * ] and [ * * * ], and (ii) Railroad makes no representation or warranty with respect to its right, title or interest, if any, in and to any portion of the Rail Corridor or its right to grant any type of license or other right for any party, including Pathnet, to use or occupy the same.

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Railroad and Pathnet hereby agree as follows:

1.    CERTAIN DEFINITIONS.

1.1 General Interpretive Principles. For purposes of this License Agreement, except as otherwise expressly provided or unless the context otherwise requires,
(i) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular, and the use of any gender in this License Agreement shall be deemed to include the other gender;
(ii) the word "including" means "including, but not limited to," and (iii) the article, section and paragraph headings in this License Agreement are for convenience only and are not intended to describe, interpret, define or limit the scope, extent, or intent of any of the provisions of this License Agreement.

      1.2 Incorporation of Recitals. The Recitals set forth above are incorporated herein by this reference.

      1.3 Definitions. As used in this License Agreement, the following terms shall have the following respective meanings (unless otherwise expressly provided):

      "Affiliate" shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. The term "control," for this purpose, shall mean the ability, whether by the ownership of shares or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, independently to select the managing partner of a partnership or the managing member of a limited liability company, or otherwise to have the power independently to remove and then select a majority of those Persons exercising governing authority over an entity. Control shall be conclusively presumed in the case of the direct or indirect ownership of fifty percent (50%) or more of the equity interests in an entity.

      "Agreements" shall be as defined in Recital C.

      "Broadform Telecommunications Rights" shall mean, exclusive of the Limited Telecommunications Rights granted hereunder, the right of owners of and other parties with interests in the land underlying the Rail Corridor to license generally, for telecommunications purposes, any and all portions of Rail Corridor.

      "Build Supplement" shall have the meaning set forth in Section 2.6 below

      "Cable" shall mean a single cable containing Optical Fiber, and any support material and protective casing, capable of transmitting data or voice communications in a Fiber Optic Communication System.

      "Conduit (Innerduct)" shall mean a single duct or pipe, not exceeding two inches (2") inside diameter (or similar cross sectional equivalent), except where specifically required or approved by Railroad, suitable for housing a Fiber Optic Cable.

      "Construction Exclusivity" shall have the meaning set forth in Section 4.2 below.

      "Construction Plans" shall mean the drawings, plans and specifications for the construction and installation of Pathnet's System and Facilities, showing the proposed location of all Pathnet's System and Facilities, in sufficient detail, with distance shown from nearest track, with separate detailed drawings of all junction, Repeater (Regen) Sites, bridge and tunnel occupancies, showing depth of installation, details and methods of the proposed construction, with numbers and size of Conduit(s) (Innerduct(s)) to be placed, including Optical Fiber count and total mileage for each Segment. Construction Plans shall clearly note Railroad Valuation Map references, Railroad Survey Station and Milepost references for all beginning and ending points and all alignment transition points. Each set of Construction Plans for each Segment shall have an overview map showing all of the required information.

      "Construction Schedule" shall have the meaning set forth in Section 2.6 below

      "Contribution Agreement" shall mean that certain Contribution Agreement dated as of _____________, 1999 by and between, among others, Railroad and Pathnet.

      "CSX Conduits" shall have the meaning set forth in Section 8.5 below.

      "CSXT Corridor" shall mean, subject to Section 2.1 of this Agreement, all of the Rail Corridor exclusive of the NYC Corridor, as described in Exhibit 2, attached hereto and incorporated herein.

      "Designated Rail Corridor" shall mean a Segment of the Rail Corridor selected by Pathnet and approved by Railroad in accordance with the terms of the Agreements.

      "Designation  Period"  shall have the  meaning  set forth in  Section  2.6 below.

      "Exclusivity  Period"  shall have the  meaning  set forth in  Section  4.2 below.

      "Facilities", when applied to property of or installed by Pathnet, shall mean Conduit (Innerduct), Cable, carrier pipes, Pathnet wires and poles, Optical Fibers, junctions, Repeaters (Regens), Handholds, terminals, power sources, fault alarm system(s), emergency equipment storage shelters, attachments, and all other structures and articles of personal property connected with, necessary for, appurtenant to, or useful to the installation, operation, maintenance, repair, re-installation, replacement, relocation or removal of Pathnet's Fiber Optic Communication System.

      "Fiber Optic" or "Optical Fiber" shall mean a strand of optical waveguide permitting the transmission of communications signals.

      "Fiber Optic Communication System" or "System" shall mean the system utilizing Optical Fiber as the medium for communications and transmission to be installed by Pathnet in the Designated Rail Corridor, which may contain Conduit(s) (Innerducts(s)), Cable(s) and Optical Fiber(s). Such terms shall include all Conduit (Innerduct), Cable, Optical Fiber, Handholds, manholes, marker tape, signs, coupler, structure attachment, pull rope, other necessary ancillary hardware, and bridge, tunnel and trestle attachments, and shall also include such communications technologies as may hereafter evolve from or relating to Optical Fiber but which utilize Pathnet's Facilities and/or System as initially installed or as thereafter modified pursuant to the Agreements.

      "Handholds" shall include Cable loops, or boxes or vaults placed in or above ground at junctions, Repeaters (Regens) or at areas of Cable splicing and connection, for storage of slack Cable.

      "Interest Notice" shall have the meaning set forth in Section 4.2 below.

      "License" shall have the meaning set forth in Section 2.1 below.

      "Limited Telecommunications Rights" shall mean Pathnet's right to construct, install, operate, repair and maintain the Facilities and System as more particularly described in, and subject to the terms and conditions of, the Agreements, including, without limitation, those contained in Article 6 of the License Agreement.

      "Negotiation Exclusivity" shall have the meaning set forth in Section 4.2 below.

      "NYC Corridor" shall mean that certain portion of the Rail Corridor operated by CSXT pursuant to that certain Operating Agreement dated as of June 1, 1999 by and between NYC Lines, as owner, and CSXT, as operator, as described in Exhibit 2, attached hereto and incorporated herein.

      "Operating Agreement" shall have the meaning set forth in Recital C above.

      "Optical Fiber" shall mean Fiber Optic.

      "Person" shall mean any individual, association, partnership, limited liability company, corporation, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

     "[ * * * ] Obligations" shall mean that Railroad, in accordance with that certain Agreement, dated as of [ * * * ], between Railroad and [ * * * ], now known as [ * * * ], shall refer Pathnet's Route Plan on CSXT Corridor to [ * * * ], in writing, and [ * * * ] shall have ten (10) business days from receipt to confirm its intent to negotiate with Pathnet for the installation of a proposed portion of the Pathnet System. If [ * * * ] declines to negotiate with Pathnet or fails to advise Railroad of its intent to negotiate within ten (10) business days following its receipt of notification, the terms of this Agreement shall become operative as to the Build Supplement evidenced by the Route Plan, except in those areas subject to the following exclusivity provisions. In addition, [ *
* * ] has exclusivity on those segments of CSXT Corridor on which [ * * * ] has commenced installation of its fiber optic communications system. Such exclusivity does not apply: (i) to any segment in which all conduit or fiber optic capacity has been sold or utilized; and (ii) to third party installations of ten (10) miles or less.

      "Rail Corridor" shall have the meaning set forth in Recital A above.

      "Railroad Duct" shall have the meaning set forth in Section 8.1 below.

      "Repeater (Regen)" shall mean a device which regenerates, amplifies or extends optical signals, used to send the light impulse through Optical Fiber, and includes attendant equipment, facilities, power source, and technological changes.

      "Repeater (Regen) Sites" shall mean those permitted portions of the Rail Corridor on which Repeaters (Regens) are located, and shall be limited to an area of five hundred (500) square feet or less, and located beyond the Restricted Working Area, unless otherwise specifically permitted in writing by Railroad.

      "Restricted Working Area" shall mean the area parallel to and located thirty feet (30') (or the top of any ditch slope if that distance is greater than thirty feet (30')) from the centerline of the outermost track (on each side) in the Rail Corridor.

       "Segment" shall mean either a longitudinal section of Rail Corridor or a longitudinal section of Conduit (Innerduct) or Cable installed by Pathnet, as applicable.

      "Stockholder Agreement" shall mean that certain Stockholder Agreement dated on or about the date hereof by and between, among others, Railroad and Pathnet.

      "Substitution  Notice"  shall have the  meaning  set forth in Section  4.2 below.

      "System" shall mean Fiber Optic Communication System.

      "System Map" shall mean Railroad's line map, published periodically, designating the general location of the Railroad's operating lines.

      "Term" shall have the meaning set forth in Section 3.1 below.

      "Title Deficient Areas" shall mean those portions of the Rail Corridor, if any, for which Railroad holds title in less than fee simple absolute and for which Railroad may not otherwise have the right to grant to Pathnet the license for use and occupancy as contemplated by this License Agreement.

      "Trackage Rights" shall mean the rights arising by agreement of one railroad to use the tracks or right-of-way of another railroad for the carriage of rail traffic; said agreement ordinarily imparting no ownership interest in the burdening carrier relating to the tracks or rights-of-way of the burdened carrier.

      "[* * *] Obligations" shall mean that in CSXT Corridor occupied by a fiber optic communications system installed by [* * *] (or any predecessor entity) (collectively "[* * *]") or, in any CSXT Corridor over which [* * *] has exercised its option to install its system within the preceding [* * *] prior to the date of the applicable Build Supplement, Pathnet's System shall not be installed in any length longer than [* * *] contiguous miles and no closer than [* * *] from any existing [* * *] facility. For the purposes of this limitation only, any two (2) Segments of Pathnet's Fiber Optic Communications System of which the respective ends are less than [* * *] apart shall be deemed a single Segment and the aggregate length of such two (2) Segments (but not the length between the respective ends of such Segments) shall be considered in determining contiguous mileage.

      2.    LICENSE

      2.1 Grant of License. (a) Subject to the terms and conditions contained in the Agreements, including, without limitation, Article 6 of this Agreement,
Railroad hereby grants to Pathnet a license of Limited Telecommunications Rights, for the Term and upon the conditions, covenants and agreements set forth in the Agreements, to select up to [* * *] miles of Rail Corridor (including up to 2,000 miles of NYC Corridor) to be designated (as provided herein and subject to Railroad's approval rights as set forth in the Agreements) as Designated Rail Corridor and to use such Designated Rail Corridor for the purpose of constructing, installing, operating, maintaining, repairing, replacing and removing (and including rights of access subject to the conditions, covenants and agreements set forth in the Agreements) a Fiber Optic Communications Systems containing no more than eight (8) Conduits (Innerducts) and an unlimited number of Optical Fibers therein, together with necessary appurtenant equipment and structures (the "License"). Subject to Railroad's prior consent, which may be withheld in Railroad's sole discretion, Pathnet may install additional Conduits (Innerducts), if Railroad and Pathnet can reach agreement on how to share in the revenue resulting from sales of such Conduits (Innerducts) or the Optical Fiber contained therein.

            (b) With respect to CSXT Corridor located within the State of [* * *], Pathnet acknowledges the pendancy of certain class action litiga- tion concerning the use of railroad rights of way by telecommunications companies. During the pendancy of this or any related litigation, Pathnet shall not have any right under this Agreement to install its System or Facilities upon CSXT Corridor in the State of [* * *] without the prior written consent of Railroad, which shall not be unreasonably withheld, provided however, that if the court rules that telecommunications companies (such as Pathnet), cannot install their systems and facilities on such rights of way, Pathnet shall have the obligation, prior to the installation of any portion of its System or Facilities on the CSXT Corridor in the State of [* * *], to acquire Broad- form Telecommunications Rights sufficient in Railroad's reasonable discretion to authorize such installation. Pathnet understands and agrees that any Broadform Telecommunications Rights acquired by Pathnet are subject to the terms and conditions of this License Agreement.

      2.2 Acknowledgement of Condition of Title. Pathnet understands, acknowledges and agrees that (a) portions of the Designated Rail Corridor may be in Title Deficient Areas, and (b) Pathnet accepts the License in any Title Deficient Areas subject to the terms and conditions of the Agreements. Subject to the provisions of this Article 2, with respect to any Segment of the Designated Rail Corridor in Title Deficient Areas, the License herein granted Pathnet shall include the additional right in favor of Pathnet to procure all Broadform Telecommunications Rights from third parties as Pathnet determines are necessary to enable it to construct, install, operate, maintain, repair, replace and remove Pathnet's Facilities and System in such Title Deficient Areas provided that Pathnet shall not acquire exclusive Broadform Telecommunications Rights (such that the underlying fee owner no longer has the right to grant such rights to third parties) without the prior written consent of Railroad, which may be withheld in Railroad's sole discretion. All provisions of the Agreements, including, but not limited to, Pathnet's obligations for the payment or other delivery of the consideration described in this License Agreement, shall apply as between Railroad and Pathnet with respect to any Title Deficient Areas, notwithstanding that Pathnet's right to occupy the Title Deficient Areas is or may be derived, in whole or in part, from Broadform Telecommunications Rights obtained by Pathnet from third parties. The License is made and given subject to the [* * *] Obligations, the [* * *] Obligations and the rights and interests of all other third parties, existing as of the Effective Date or the date of any Build Supplement.

      2.3 Operating Agreement. The parties acknowledge and agree that the License shall be exercised in accordance with the terms and provisions of this License Agreement and the Operating Agreement, the terms of which are incorporated herein by this reference. In the event of any conflict between the Operating Agreement and this License Agreement with respect to any rights or obligations under this License Agreement, the terms of this License Agreement shall control. Notwithstanding any contrary provision in the Agreements, the parties agree that (i) any dispute relating to this License Agreement, except a dispute arising under Section 8.5 hereof, shall not be subject to Article 25 (Liaison; Coordination and Dispute Resolution) of the Operating Agreement, it being the specific intention of the parties to litigate any and all disputes hereunder, without resort to arbitration or mediation, and (ii) the indemnification provisions contained in this License Agreement shall not be governed or affected by Article 17 (Liability; Indemnity) of the Operating Agreement.

      2.4 Transfer of Broadform Telecommunications Rights. In the event that Pathnet obtains Broadform Telecommunications Rights with respect to any Title Deficient Areas that provide use and occupancy rights in excess of the Limited Telecommunications Rights granted by Railroad to Pathnet pursuant to the Agreements, then Pathnet shall immediately offer, by way of assignment, to convey such Broadform Telecommunications Rights to Railroad. Upon receipt of Pathnet's offer of assignment, Railroad shall promptly determine, in its sole and absolute discretion, to accept such assignment or reject the same. In the event Railroad accepts such assignment, Railroad shall pay to Pathnet, fifty percent (50%) of the actual direct out of pocket costs (exclusive of Pathnet's internal overhead) incurred by Pathnet in connection with the acquisition of such rights together with the actual direct costs including overhead of any Pathnet field personnel to the extent dedicated to such acquisition.

          2.5 Sublicenses. Pathnet may sell, lease, license, or otherwise grant rights in and to Optical Fibers, telecommunications capacity, Conduit (Innerduct) or other portions of Pathnet's System on such terms as Pathnet may determine in its sole discretion. Pathnet may also involve customers or co-development or strategic partners in the installation of Pathnet's System on Designated Rail Corridors on such terms as Pathnet determines, in its sole discretion. Any such arrangements shall be expressly subject and subordinate to the terms and conditions of the Agreements, Pathnet shall remain fully liable for its obligations under the Agreements, Pathnet shall remain the sole point of contact with Railroad in connection with such arrangements, and Pathnet shall be responsible for and shall supervise any and all activities on or affecting the Designated Rail Corridor. Pathnet shall have no right to sell, sublicense or otherwise transfer the right to access any portion of the Designated Rail Corridor to a third party without the prior written consent of Railroad, which consent may be withheld in Railroad's sole discretion.

      2.6 Selection and Development of Rail Corridor. Pursuant to one or more supplements to this License Agreement, the form of which is attached hereto as
Exhibit 1 (each a "Build Supplement"), Pathnet shall, except as otherwise provided herein, designate as Designated Rail Corridor for its System and Facilities up to the maximum number of miles of Rail Corridor authorized hereunder. Pathnet may designate such Designated Rail Corridor at any time during the first [* * *] years after the Effective Date (the "Designation Period"). Railroad shall approve each Build Supplement within thirty (30) days of submission thereof unless such approval cannot be granted due to existing contractual or other legal limitations, safety concerns, operational or engineering conflicts or interference with existing or foreseeable future development of the Rail Corridor for railroad purposes. Designation of the Rail Corridor pursuant to an approved Build Supplement shall remove the designated mileage from the mileage bank granted under this License Agreement. Together with each Build Supplement, Pathnet shall also submit a proposed schedule of construction (the "Construction Schedule") of its System and Facilities over the Segment designated in the Build Supplement. Railroad shall have the right, to be exercised in its reasonable discretion within thirty (30) days after submission, to approve or reject any proposed Construction Schedule (giving the reasons for any such rejection and leave for Pathnet to resubmit such Construction Schedule within the Designation Period), provided that Pathnet shall commence physical installation of Conduit (Innerduct) in the ground no sooner than sixty (60) days after Railroad's approval of the Build Supplement and Construction Schedule, but no later than three (3) years of Pathnet's submission of the applicable Build Supplement, unless otherwise provided herein. If Pathnet fails to timely commence such physical installation, Pathnet shall be prohibited from installing any portion of its Facilities or System within such Segment and shall not be entitled to any refund of the miles deducted (from the mileage bank granted hereunder) as a result of such Build Supplement, provided that Pathnet may submit a second Build Supplement and Construction Schedule for such Segment during the Designation Period (which second submission shall be treated as an initial submission hereunder).

      3.    TERM

      3.1 Term. Unless sooner terminated in accordance with the provisions of the Agreements, the License, the Agreements and the rights granted under any Build Supplement shall be for a term commencing as of the Effective Date and ending thirty (30) years hence (the "Term").

      4.     EXCLUSIVITY

      4.1 Exclusive Rights. Except as set forth below in this Article 4, Pathnet's rights and interests under the License and with respect to the Designated Rail Corridor (including those portions of the Designated Rail Corridor for which Pathnet obtains Broadform Telecommunication Rights) shall be non-exclusive.

      4.2 NYC Corridor Development. For a period of three (3) years from the Effective Date hereof (the "Exclusivity Period"), with respect to the Segments of the NYC Corridor (up to a maximum of 2,000 miles) designated by Pathnet upon execution of this License Agreement as set forth in Exhibit 6 hereof, Pathnet shall have the exclusive right to place and operate its System and Facilities within such Segment(s) (the "Construction Exclusivity"); provided, however, that the foregoing exclusivity right will not apply to any Segment of less that [* * *] unless either (i) the Segment connects two cities in which Pathnet establishes a point of presence; or (ii) the Segment connects Pathnet's network on property that is not within the NYC Corridor to a city on the NYC Corridor in which Pathnet establishes a point of presence. Notwithstanding the foregoing, Pathnet will not have exclusivity rights within the radii around the cities designated on Exhibits 3 and 4, attached hereto and incorporated herein. For the four (4) years following the expiration of the Exclusivity Period (although the foregoing exclusivity shall no longer apply), Railroad shall promptly notify (the "Interest Notice") Pathnet in writing of any serious inquiries from third parties who wish access to a Segment of the NYC Corridor which Pathnet and Railroad have executed a Build Supplement for construction and installation of Pathnet's System and/or Facilities. Within ten (10) days after its receipt of the Interest Notice, Pathnet shall notify Railroad if it has a good faith interest in pursuing negotiations with the interested third party. If Pathnet fails to notify Railroad that it has an interest within such ten (10) day period, then Pathnet shall be deemed to have conclusively waived its right to negotiate with such third party. If Pathnet notifies Railroad that it is interested in such negotiations within such ten (10) day period, Pathnet shall, for a period of [* * *] after Pathnet's receipt of such Interest Notice, have the exclusive right to negotiate with such third party with respect to such third party's access, construction, installation and/or use of a fiber optic communications system along such Segment (the foregoing rights, collectively "Negotiation Exclusivity"). If Pathnet and such third party have not executed a definitive agreement within such [* * *] period, Railroad shall be free to negotiate and enter into an agreement with such third party for the development of the referenced Segments of the NYC Corridor. Upon written notice to Railroad (the "Substitution Notice"), Pathnet may substitute additional Segments of NYC Corridor for Segments of NYC Corridor previously designated in
Exhibit 6, provided that (i) any such substitute NYC Corridor shall be subject to the rights of third parties in such NYC Corridor as of the date of the Substitution Notice; (ii) the aggregate mileage of Pathnet's designation of NYC Corridor (after deducting the mileage of the originally designated Segment(s)
and adding the mileage of the substitute Segment(s)) does not exceed 2,000 miles; (iii) the Construction Exclusivity which initially attached to the originally designated Segment(s) shall no longer apply to such Segment(s) after the Substitution Notice; (iv) no Construction Exclusivity shall attach to the substitute Segment(s); and (v) with respect to such substitute Segment(s), the Negotiation Exclusivity shall commence upon the date of completion of such substitute Segment(s) and shall continue for a period of four (4) years following the expiration of the Exclusivity Period (even though the Construction Exclusivity shall not apply).

      4.3 Third Party Non-Exclusive Grants. Except as provided in Section 4.2 above, Railroad may grant development rights for fiber optic and other communication systems in the Rail Corridor (including the Designated Rail Corridor) to any third party on a non-exclusive basis.

      4.4 Third Party Exclusive Grants. Except as provided in Section 4.2 above, Railroad may grant development rights for fiber optic and other communication systems in the Rail Corridor (including the Designated Rail Corridor) to any third party on an exclusive basis; provided, however, that Pathnet shall not be subject to such exclusivity provisions.

      4.5 Additional Restrictions. In addition to the foregoing restrictions, Pathnet represents that (i) Pathnet will commence and diligently pursue to completion the installation of its System and Facilities over five hundred (500) miles of NYC Corridor in each of the first three (3) years after the Effective Date hereof; and (ii) in all stages of its development of the NYC Corridor, seventy five percent (75%) of the Designated Rail Corridor miles completed and under development (in accordance with the applicable Construction Schedule(s)) will be in contiguous segments of at least two hundred (200) miles each. In the event Pathnet breaches either of these representations, then as Railroad's sole and exclusive remedy, Pathnet will automatically lose Construction Exclusivity as to the entirety of the NYC Corridor except as to those Segments of NYC Corridor which Pathnet has completed in accordance with this Section 4.5, provided that Pathnet shall be entitled to Negotiation Exclusivity commencing on the date of completion of any Segment(s) for which Construction Exclusivity was lost hereunder and continuing for a period of four (4) years following the expiration of the Exclusivity Period (even though the Construction Exclusivity shall not apply).

      5.    EQUITY CONSIDERATION

      5.1 Consideration. As consideration for the License, Railroad shall receive an equity interest in Pathnet pursuant to the Contribution Agreement.

      6.    TITLE LIMITS.

      6.1 General. Pathnet understands and acknowledges that Railroad occupies, uses and possesses lands, rights-of-way and rail corridors under all forms and qualities of ownership rights or facts, from fee simple absolute to bare occupation. Accordingly, nothing in the Agreements shall act as or be deemed to act as any warranty, guaranty or representation of the quality or quantity of Railroad's title in and to any particular Segment occupied, used or enjoyed in any manner by Pathnet under any rights created in the Agreements. It is expressly understood that Railroad does not warrant title to any portion of the Rail Corridor, and Pathnet hereby accepts the grants and privileges contained herein, subject to all lawful outstanding existing liens, mortgages and superior rights or interests in and to the Rail Corridor, and all leases, licenses and easements or other interests previously granted to or reserved by others therein.

      6.2 Limitations of License. The term "License" herein shall mean: (a) with regard to any portion of Rail Corridor which is owned by Railroad in fee simple absolute or in which the uses contemplated hereunder are otherwise statutorily authorized or approved by the state in which such Rail Corridor is located, merely a "license"; (b) with regard to any portion of Rail Corridor owned, occupied, used or controlled by Railroad in less than fee simple absolute (e.g., fee simple determinable, fee simple conditional, lease or rail easement or other occupancy right), where the applicable law permits such grants by Railroad to Pathnet, merely "a right of occupancy" commensurate with the term and extent of Railroad's ownership, occupancy, etc; and (c)with regard to any portion of Rail Corridor for which Railroad does not possess the right to license the same to third parties for telecommunications purposes, the Agreements shall not convey any rights to Pathnet except that Railroad merely waives its exclusive rights to occupy, use and/or control the Rail Corridor commensurate with the term and extent of such Railroad rights.

      6.3 Broadform Telecommunications Rights. Pathnet understands and agrees that the rights conveyed hereunder may not be sufficient to permit installation of its System and Facilities at all desired locations throughout the Designated Rail Corridor. Accordingly, except as otherwise provided herein, Pathnet may, as Pathnet reasonably deems necessary, obtain Broadform Telecommunication Rights in accordance herewith before commencing construction on any Segment, provided, however, that Pathnet understands and agrees that any such Broadform Telecommunications Rights acquired by Pathnet within the Designated Rail Corridor are subject to the terms and conditions of this License Agreement.

      6.4 Waiver of Claims. Pathnet agrees it shall not have and hereby completely and absolutely waives its right to any claim against Railroad for damages or any other legal or equitable relief on account of any deficiencies in title to the Designated Rail Corridor.

      6.5 Indemnity. In addition to the indemnities contained in the Operating Agreement, Pathnet shall indemnify, defend (at Pathnet's sole cost and expense, with counsel selected and controlled by Railroad, if Railroad so requests) and hold Railroad and its Affiliates, officers, directors, employees and agents harmless from and against all claims or litigation for trespass, slander of title, overburden of easement, or any other claims arising out of or based upon
(i) Pathnet's Conduit (Innerduct), Cable or Optical Fiber placement, or (ii) the presence of Pathnet's Conduit (Innerduct), Cable or Optical

Fiber or other Facilities in, on or along the Designated Rail Corridor, or (iii) Pathnet's failure to obtain sufficient Broadform Telecommunications Rights, or
(iv) the presence of Pathnet's purchasers, sublicensees, customers, co-development or strategic partners, agents, invitees, their respective employees or any other third party acting for the benefit or at the direction of Pathnet or any such third party, on the Designated Rail Corridor, or their individual or collective use of Pathnet's Conduit (Innerduct), Cable or Optical Fiber or other Facilities in, on or along the Designated Rail Corridor, or (v) the title related claims of Pathnet's purchasers, sublicensees, customers, co-development or strategic partners, agents, invitees, their respective employees or any other third party acting for the benefit or at the direction of Pathnet or any such third party, including all claims for damages, including, but not limited to, civil, criminal, compensatory, consequential, direct, indirect, treble, exemplary, special, punitive and all other damages or penalties of any kind available at law or in equity.. This indemnity shall survive the expiration or termination of the Agreements. The foregoing indemnity shall not be deemed to apply to any of the foregoing claims, liabilities, costs or expenses to the extent attributable to Railroad's own operations or to Railroad's grant of rights of way for fiber optic, utility or other uses to any parties other than Pathnet.

      6.6 [* * *] Obligations and [* * *] Obligations. The License and all other rights and interests granted pursuant to the Agreements and all of the terms and provisions of the Agreements are made expressly subject to the [* * *] Obligations and the [* * *] Obligations. The parties acknowledge that the [* * *] Obligations and the [* * *] Obligations affect all or part of the CSXT Corridor. The portions of the CSXT Corridor over which [* * *] and [* * *] have installed conduit are depicted on Exhibit 5, attached hereto and incorporated herein. Railroad shall promptly give written notice to Pathnet of all future installations and/or designations of CSXT Corridor by Pathnet and [* * *]. Nothing in this paragraph will be deemed to expand the [* * *] or [* * *] Obligations beyond the scope of such obligations arising pursuant to the agreements between Railroad and [* * *] and [* * *], respectively.

      7.     THIRD PARTY JOINT FACILITIES AND TRACKAGE RIGHTS.

      7.1 This Agreement does not pertain to any occupancies over or structures upon rights-of-way owned jointly by Railroad with another Person which is not an Affiliate of Railroad or upon any Rail Corridor on which Railroad has only Trackage Rights. Railroad, however, agrees to reasonably cooperate with and assist Pathnet in obtaining any approvals of third parties necessary to permit Pathnet to use any such jointly owned rights-of-way, and agrees not to block Pathnet's application to use any portion of the Rail Corridor on which Railroad only has Trackage Rights; provided, however, that Pathnet shall reimburse Railroad, upon demand, for any costs, including reasonable attorneys' fees, incurred by Railroad in connection with such cooperation. The portion of the Rail Corridor over which Railroad possesses only Trackage Rights are depicted on the Railroad System Map which has been made available to Pathnet.

      8.    CONDUIT (INNERDUCT); FIBER; AND CAPACITY.

      8.1 Railroad Ducts and Signal Cable. Pathnet, at its sole cost and expense, shall install one (1) two-inch (2.0") SDR-11 or equivalent single duct or pipe, of not less than one and nine-tenths inches (1.9") inside diameter for Railroad (the "Railroad Duct"). The Railroad Duct shall be installed by Pathnet along the entire length of Designated Rail Corridors in which Pathnet installs the Pathnet System and where installation of such Railroad Duct in addition to the Conduits (Innerducts) to be installed by Pathnet, is physically feasible, with such installation to be concurrent with Pathnet's Conduit (Innerduct) installation. The Railroad Duct shall become the sole property of Railroad upon installation, and Railroad, its successors and/or assigns, shall have the exclusive right of use of such Railroad Duct. To the extent assignable, Pathnet shall assign to Railroad, without charge, any service and product warranties relating to such Railroad Duct that it obtains from its manufacturer and/or installation contractor(s). The Railroad Duct may be used only for Railroad's internal communications needs, and neither the Railroad Duct, nor Optical Fiber therein, nor telecommunications capacity thereon, may be sold, assigned, leased, licensed, or otherwise made available to third-parties, or used in connection with any telecommunications business, until the earlier of (a) five (5) years after completion of construction of the relevant Segment containing the Railroad Duct, (b) the sale, option to purchase, or use by Pathnet of all installed Conduits (Innerducts) or Optical Fibers on such Segment other than those held in reserve by Pathnet, or (c) ten (10) years from the Effective Date hereof.

      8.2 Fiber Optic Capacity.

      A. Pathnet will provide up to [* * *] at no charge to Railroad, provided that the maximum number of [* * *] miles shall not exceed [* * *] miles. Such mileage shall be calculated in straight line (i.e. airline) miles, not route miles. Pathnet will make such capacity available to Railroad at Pathnet's points of presence, including at any central office where Pathnet is co-located, where Pathnet has equipment in place to offer [* * *] service. Notwithstanding the foregoing, Pathnet agrees that if and when it offers services in the cities listed on [* * *] Pathnet will install equipment to offer [* * *] service and will provide such [* * *] service to Railroad pursuant to this Agreement. Railroad will be responsible for any costs required to transport such capacity from Pathnet's point of presence to Railroad's required point of termination, including costs of interconnection, provisioning, co-location of additional required equipment, and the cost of any local loop, leased lines, or other means of transport. At Railroad's request, Pathnet will arrange such transport and interconnection costs, provided Railroad reimburses Pathnet for all actual and reasonable costs incurred by Pathnet in connection therewith, including internal costs, but excluding any overhead, without mark-up for profit. Prior to incurring any such costs, Pathnet will discuss such arrangements with Railroad so that the parties may identify the most cost-effective solution.

      B. The maximum cross-section of the capacity provided to Railroad pursuant to this Section at any point shall not exceed [* * *] of the total capacity of Pathnet's network at such point. In addition, the number of [* * *] terminated at any point shall not exceed [* * *] of the capacity terminated at such point.

      C. The capacity described in this Section may be utilized by Railroad and its Affiliates for its internal communications only, and may not be sold, assigned, leased, licensed, or otherwise made available to third-parties.

      8.3 Ability to Purchase Telecommunications Capacity. CSX shall also have the right, subject to availability as determined by Pathnet in its reasonable discretion, to purchase telecommunications capacity anywhere on Pathnet's entire fiber optic communications system at prices at least as favorable as Pathnet is then offering as its best rate to other unrelated parties for like amounts of telecommunications capacity in like markets. The foregoing capacity may be used only for Railroad's or any Railroad Affiliate's internal communications needs, and may not be sold, assigned, leased, licensed, or otherwise made available to third-parties.

      8.4 Last Available Build in Segment. If, in any Segment of Designated Rail Corridor, Railroad determines that it is likely that Pathnet's construction will, due to engineering or construction limitations, be the last Conduit (Innerduct) placed or constructed within such Segment, Railroad may require Pathnet to build additional Conduits (Innerducts) for Railroad's benefit. In such event Railroad will pay a sum equal to the ratio of the additional Conduit(s) (Innerduct(s)) installed in such Segment to the total number of Conduits (Innerducts) installed therein, multiplied by the total actual direct out of pocket costs (exclusive of Pathnet's internal overhead) of the entire installation together with the actual costs (including overhead) of any Pathnet field personnel to the extent dedicated to such installation. The foregoing additional Conduits (Innerducts) will be subject to the same restrictions as apply to the Railroad Duct.

      8.5 Boston to Framingham Conduits (Innerducts). On the Effective Date hereof, Pathnet shall submit a Build Supplement and Construction Schedule for the development of the Segment of Rail Corridor between Boston and Framingham, provided that, notwithstanding any provision hereof to the contrary, Pathnet shall commence physical installation of Conduit (Innerduct) in such Segment within one (1) year of the Effective Date hereof. In connection with such installation, Pathnet shall also install, at Pathnet's sole cost and expense, four (4) two inch (2") Conduits (Innerducts) for Railroad's exclusive use and/or for sale by Railroad to third parties (the "CSX Conduits"). The CSX Conduits shall be in lieu of the Railroad Duct to be installed along such Segment by Pathnet in accordance with Section 8.1. In the event that Pathnet determines that the Boston to Framingham Segment is not commercially practicable (taking into consideration Pathnet's obligation to install the CSX Conduits), Pathnet shall not be obligated to install such Segment, provided that, in recognition of the value of the CSX Conduits to Railroad, which constituted a material aspect of the bargain achieved through the Agreements, Pathnet and Railroad shall negotiate, in good faith, for Pathnet to deliver equivalent value to Railroad pursuant to a mutually agreed alternative. If the parties are unable to agree upon such mutually agreed alternative, the dispute shall be subject to Article 25 (Liaison; Coordination and Dispute Resolution) of the Operating Agreement.

      9.    DISCLAIMER

      9.1 Disclaimer Relating to Certain Information. Railroad does not warrant the accuracy of those maps, descriptions and depictions attached hereto as Exhibits 2, 3 and 5, nor does it warrant the accuracy of the Railroad Valuation Maps or the Railroad System Map. Railroad states that such items were prepared and are utilized in the ordinary course of Railroad's business. With respect to
Exhibit 5 only, Railroad's Assistant Vice President, T. R. Jackson, represents that such Exhibit accurately depicts the current status of the occupancies of [*
* *] and [* * *] on CSXT Corridor, to the best of his knowledge.

      IN WITNESS WHEREOF, the undersigned have executed this License Agreement as of the Effective Date.

                            CSX TRANSPORTATION, INC.,
                            a Virginia corporation, for itself and as Operator for New York Central Lines, L.L.C.

                            By:  /s/ J Randall Evans
                                ---------------------------------
                            Title: ___________________________

                            PATHNET TELECOMMUNICATIONS, INC.,

                             a Delaware corporation

                            By: /s/  Richard Jalkut
                                --------------------------------
                            Title: CEO
                                --------------------------------

                                    EXHIBIT 1
                        NYC BUILD SUPPLEMENT NO. -------

Utility Project Name:______________________________________________________
Segment:___________________________________________________________________
Railroad Project Name:_____________________________________________________

     THIS BUILD SUPPLEMENT NO._______ ("Build Supplement") is made as of this _______ day of ____________________, _______ (the "Effective Date"), between CSX
TRANSPORTATION, INC., a Virginia corporation, as Operator for New York Central Lines LLC, a Delaware limited liability company and a wholly owned subsidiary of Consolidated Rail Corporation, a Pennsylvania corporation ("Railroad"), and PATHNET TELECOMMUNICATIONS, INC., a Delaware corporation ("Utility").

                                    RECITALS:

     A. Railroad and Utility have previously entered into those certain Fiber Optic License and Access Agreement and Right of Way Operating Agreement both dated as of _____ ____________________, as amended and supplemented from time to time by the parties (collectively, the "Base Agreement").

     B. The Base Agreement grants certain rights to Utility, including the right to install a Fiber Optic Communications System pursuant to one or more Build Supplements over certain Segments of Designated Rail Corridor as more fully defined therein.

     C. Utility wishes to expand its current Fiber Optic Communications System in accordance with the Base Agreement and this Build Supplement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Railroad and Utility agree as follows:

     1. The above Recitals are true and correct and are incorporated herein by this reference.

     2. Unless otherwise specifically defined in this Build Supplement, all capitalized terms used herein shall have the same meanings defined in the Base Agreement.

     3. In addition to the rights and obligations set forth in the Base Agreement and any previously executed Build Supplements, and in accordance therewith and herewith, Utility is hereby granted a non-exclusive License to install the following additional Segment(s) of its Fiber Optic Communications System as shown on Exhibit(s) _______________, attached hereto and by this reference made a part hereof and described as follows:

Segment:                              from:                     to:

City, State                      _______________          _______________,
County                           _______________          _______________,
Township                         _______________          _______________,
Valuation Map No.                _______________          _______________,
Milepost                         _______________          _______________,

Railroad Survey Station No.      _______________          _______________,
Total distance:                             ___________________;


Aggregate Optical Fiber Count
   (irrespective of number of Conduit/Innerduct or Cable)   ___________________;
Number of Conduit/Innerduct                                 ___________________;
Size of Conduit/Innerduct                                   ___________________;
Number of Cable                                             ___________________;
Size of Cable                                               ___________________.

     4. The non-exclusive license granted to Utility with respect to the additional installation pursuant to this Build Supplement shall be for a term concurrent with the Base Agreement.

     5. The parties hereby ratify and affirm the Base Agreement, as supplemented hereby, which shall continue in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Build Supplement as of the Effective Date.

Witnesses:                              CSX TRANSPORTATION, INC.,
                                        a Virginia corporation, as Operator for
                                        New York Central Lines LLC,
                                        a Delaware limited liability company

________________________________        By:_______________________________
                                        Print Name:_______________________
________________________________        Print Title:______________________


Witnesses:                               PATHNET TELECOMMUNICATIONS, INC.,
                                          a Delaware corporation

________________________________        By:_______________________________
                                        Print Name:_______________________
________________________________        Print Title:______________________

                                    EXHIBIT 1
                        CSXT BUILD SUPPLEMENT NO. -------

Utility Project Name:______________________________________________________
Segment:___________________________________________________________________
Railroad Project Name:_____________________________________________________

     THIS BUILD SUPPLEMENT NO._______ ("Build Supplement") is made as of this day of _____ _______________, _______ (the "Effective Date"), between CSX
TRANSPORTATION, INC., a Virginia corporation ("Railroad"), and PATHNET TELECOMMUNICATIONS, INC., a Delaware corporation ("Utility").

                                    RECITALS:

     A. Railroad and Utility have previously entered into those certain Fiber Optic License and Access Agreement and Right of Way Operating Agreement both dated as of _____ _______________, as amended and supplemented from time to time by the parties (collectively, the "Base Agreement").

     B. The Base Agreement grants certain rights to Utility, including the right to install a Fiber Optic Communications System pursuant to one or more Build Supplements over certain Segments of Designated Rail Corridor as more fully defined therein.

     C. Utility wishes to expand its current Fiber Optic Communications System in accordance with the Base Agreement and this Build Supplement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Railroad and Utility agree as follows:

     1. The above Recitals are true and correct and are incorporated herein by this reference.

     2. Unless otherwise specifically defined in this Build Supplement, all capitalized terms used herein shall have the same meanings defined in the Base Agreement.

     3. In addition to the rights and obligations set forth in the Base Agreement and any previously executed Build Supplements, and in accordance therewith and herewith, Utility is hereby granted a non-exclusive License to install the following additional Segment(s) of its Fiber Optic Communications System as shown on Exhibit(s) _______________, attached hereto and by this reference made a part hereof and described as follows:

Segment:                              from:                     to:

City, State                      _______________          _______________,
County                           _______________          _______________,
Township                         _______________          _______________,
Valuation Map No.                _______________          _______________,
Milepost                         _______________          _______________,
Railroad Survey Station No.      _______________          _______________,
Total distance:                             ___________________;

Aggregate Optical Fiber Count
   (irrespective of number of Conduit/Innerduct or Cable)  ____________________;
Number of Conduit/Innerduct                                ____________________;
Size of Conduit/Innerduct                                  ____________________;
Number of Cable                                            ____________________;
Size of Cable                                              ____________________.

     4. The non-exclusive license granted to Utility with respect to the additional installation pursuant to this Build Supplement shall be for a term concurrent with the Base Agreement.

     5. The parties hereby ratify and affirm the Base Agreement, as supplemented hereby, which shall continue in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Build Supplement as of the Effective Date.

Witnesses:                              CSX TRANSPORTATION, INC.,
                                        a Virginia corporation

_______________________________         By:__________________________________
                                        Print Name:__________________________
_______________________________         Print Title:_________________________

Witnesses:                               PATHNET TELECOMMUNICATIONS, INC.,
                                          a Delaware corporation

_______________________________         By:__________________________________
                                        Print Name:__________________________
_______________________________         Print Title:_________________________

                                    EXHIBIT 2


                                 CSX System Map
                                 --------------



                           (Map of CSX Railway System)

                                    Exhibit 3

                     Non-exclusivity around specific cities
                     --------------------------------------



                                  [ *  *  * ]

                                    EXHIBIT 4

                                   TIER CITIES

                            [* * *]          [* * *]
                                    [* * *]

                                    Exhibit 5
                       Map of [* * *] and [* * *] Builds
                                    [* * *]

                                    Exhibit 6

                  Pathnet's Initial Designation of Conrail Build

                                  [Map of Conrail ROW]

                                    EXHIBIT 7


                                    [ * * * ]